Exhibit 99.1

Tidewater to Present at the Howard Weil 40th Annual Energy Conference

NEW ORLEANS, March 20, 2012 -- Tidewater Inc. (NYSE:TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the Howard Weil 40th Annual Energy Conference in New Orleans, Louisiana on Tuesday, March 27, 2012, at approximately 1:40 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 356 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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